EXHIBIT 99.1

March 30, 2023

Ra Medical Systems Announces Change in Chief Financial Officer Position Previous Acting CFO Position Replaced with Permanent Appointment

FORT MILL, SC / ACCESSWIRE / March 30, 2023 / Ra Medical Systems, Inc. (NYSE American:RMED) today announced the appointment of Steven Passey as Chief Financial Officer effective April 1, 2023, replacing Brian Conn, who has been serving as Acting Chief Financial Officer.

"Steven joins the executive team at a pivotal time in Ra Medical's growth", stated Ra Medical's Executive Chairman of the Board David Jenkins. "His background with publicly traded companies, budget and cost control ensures we will maintain the highest standards as a public company. In addition, he is a seasoned executive who has led M&A transactions as well as numerous equity and debt financing transactions for strategic growth. His expertise in these areas will be critical to Ra Medical as we look ahead to the strong market launch of both our VIVO product line and our new LockeT suture retention/closure device.

Mr. Jenkins continued, "As we welcome Steven, we'd like to thank our outgoing CFO, Brian Conn, for his leadership in guiding Ra Medical through the merger with Catheter. We wish him the best in his future endeavors.

Mr. Passey was most recently the Chief Financial Officer of QSI Holdings, Inc. in Pleasant Grove, Utah. Prior to that, Mr. Passey was the Corporate Controller/Treasurer for Alsco, Inc. where he was instrumental in the negotiations of $1 billion in debt financing and in the M&A of 13 properties in excess of $250 million. He served as the Chief Financial officer of TechniScan a medical device company that was an automated, 3D ultrasound system to improve breast cancer detection. He was the Chief Accounting Officer and Treasurer for Mrs. Fields' Famous Brands. Prior to that, Mr. Passey was hired to spearhead all SEC filings for Extra Space Storage, another publicly-traded company based in Salt Lake. As Controller of REIT Properties for that $200M revenue company, he played a key role in helping launch 34 newly acquired properties. Previously, Mr. Passey began his career at KPMG and later worked for Ernst & Young where he rose to Senior Audit Manager before departing for a career in various executive positions. Mr. Passey is a certified public accountant and has served on boards of numerous professional organizations.

About Ra Medical Systems

Ra Medical, and its wholly owned subsidiary Catheter Precision, is an innovative U.S.-based medical device company bringing new solutions to market to improve the treatment of cardiac arrhythmias. It is focused on developing groundbreaking technology for electrophysiology procedures by collaborating with physicians and continuously advancing its products.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" which include, but are not limited to, the plans and expectations of the combined company regarding its cash needs and liquidity. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The Company's expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to market risks, risks regarding acceptance and sale of the Company's products, and regulatory risks. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K filed on March 28, 2023. This documents can be accessed on the Company's Investor Relations page at https://ir.ramed.com/ by clicking on the link titled "SEC Filings.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

CONTACTS:

At the Company

David Jenkins

973-691-2000

mhuck@catheterprecision.com

# # #

SOURCE: Ra Medical Systems, Inc.

View source version on accesswire.com:

https://www.accesswire.com/746630/Ra-Medical-Systems-Announces-Change-in-Chief-Financial-Officer-Position-Previous-Acting-CFO-Position-Replaced-with-Permanent-Appointment

2